Exhibit 99.1

Heritage Announces Full Placement of 2022-2023 CAT XOL Reinsurance Program

Tampa, FL – June 1, 2022: Heritage Insurance Holdings, Inc. (NYSE: HRTG) (“Heritage” or the “Company”), a super-regional property and casualty insurance holding company announced today that it fully placed its 2022-2023 catastrophe excess-of-loss reinsurance program for its insurance subsidiaries, Heritage Property Casualty Insurance Company, Narragansett Bay Insurance Company and Zephyr Insurance Company.

“We are pleased with the execution and terms of our comprehensive reinsurance structure, including our ability to access capital markets as part of our 2022-2023 program through the first Citrus Re cat bond we have issued since 2017,” said Heritage CEO Ernie Garateix. “We believe the completion of the program reflects a thorough understanding by our reinsurance partners of our successful diversification strategy, as well as our sound business plan, which has increased our total insured value outside Florida to 74.0% of TIV as of first quarter 2022, with zero exposure to Louisiana and Texas. We appreciate our reinsurance partners’ recognition of our efforts to better diversify and underwrite our business, and we plan to continue to proactively and appropriately raise rates and take underwriting actions within statutory guidelines to improve our profitability for the long term.”

Heritage also reported that its catastrophe reinsurance program was fully placed without a need to take advantage of the new Reinsurance to Assist Policyholders (RAP) program that was authorized during last month’s special session of the Florida Legislature.

Financial information, including material announcements about Heritage, is routinely posted on investors.heritagepci.com.

About Heritage

Heritage Insurance Holdings, Inc. is a super-regional property and casualty insurance holding company. Through its insurance subsidiaries and a large network of experienced agents, the Company writes approximately $1.2 billion of gross personal and commercial residential premium across its multi-state footprint.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “or “continue” or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. This release includes forward-looking statements relating to our 2022-2023 catastrophe reinsurance program, and our strategic initiatives, including our risk diversification and selective underwriting strategies, and their impact on our future financial results and profitability. The risks and uncertainties that could cause our actual results to differ from those expressed or implied herein include, without limitation: the success of the Company’s underwriting and profitability initiatives; the continued and potentially prolonged impact of the COVID-19 pandemic on the economy, demand for our products and our operations; inflation and other changes in economic conditions (including changes in interest rates and financial and real estate markets), including as a result of the COVID-19 pandemic; the impact of macroeconomic and geopolitical conditions, including the impact of supply chain constraints, inflationary pressures, labor availability and the conflict between Russia and Ukraine; the impact of new federal and state regulations that affect the property and casualty insurance market; the costs of reinsurance, the collectability of reinsurance and our ability to obtain reinsurance coverage on terms and at a cost acceptable to us; assessments charged by various governmental agencies; pricing competition and other initiatives by competitors; our ability to obtain regulatory approval for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against us, including the terms of any settlements; risks related to the nature of our business; dependence on investment income and the composition of our investment portfolio; the adequacy of our liability for losses and loss adjustment expense; our ability to build and maintain relationships with insurance agents; claims experience; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in loss trends; acts of war and terrorist activities; court decisions and trends in litigation; and other matters described from time to time by us in our filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission on March 14, 2022 and subsequent filings. The Company undertakes no obligations to update, change or revise any forward-looking statement, whether as a result of new information, additional or subsequent developments or otherwise.

Investor Contacts:

Kirk Lusk

Chief Financial Officer

klusk@heritagepci.com

Mike Houston and Jeff Schoenborn

Lambert

HRTG@lambert.com